UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2016

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, First Busey Corporation (“First Busey”) announced several modifications to assigned positions on its management team.   The modifications were determined after assessing the current operating environment, evaluating future growth opportunities (including the integration following the proposed merger with Pulaski Financial Corp.), and discussions with the boards of directors and executive management of First Busey and First Busey’s wholly-owned subsidiaries, Busey Bank (“Busey Bank”) and Busey Wealth Management, Inc. (“Busey Wealth Management”).

The principal modifications are as follows:

•                  Robin N. Elliott, currently Chief Financial Officer of First Busey, has assumed responsibility as Chief Operating Officer (including principal operating officer) of First Busey.  Mr. Elliott will continue to serve as Chief Financial Officer (including principal financial officer) of First Busey until a new Chief Financial Officer is named.  First Busey’s board of directors will initiate a search for a new Chief Financial Officer.  Additionally, First Busey will take action to appoint Mr. Elliott to Busey Bank’s board of directors.

•                  Susan K. Miller, currently Deputy Chief Financial Officer of First Busey, has assumed responsibility as Chief Accounting Officer (including principal accounting officer) of First Busey.

•                  Robert F. Plecki, Jr., who has served as Chief Operating Officer and Chief Credit Officer of First Busey, and President and Chief Executive Officer of Busey Wealth Management, will no longer serve in those positions at Busey Wealth Management or as Chief Operating Officer of First Busey.  Mr. Plecki will continue to serve as Chief Credit Officer of First Busey and oversee all credit functions, including collateral documentation and monitoring, acquisition due diligence, special assets, as well as supporting a strong balance sheet through solid credit quality practices and experienced leadership.  Busey Wealth Management’s board of directors will initiate a search for a new President and Chief Executive Officer.  Curt Anderson, currently Executive Vice President and Managing Director of Busey Wealth Management, will serve as Interim President and Chief Executive Officer of Busey Wealth Management until a permanent President and Chief Executive Officer is named.

•                  Chris Shroyer will continue to serve as President and Chief Executive Officer of Busey Bank and oversee commercial banking business development efforts in all of First Busey’s markets.

•                  Howard Mooney will continue to serve as Chief Information Officer of First Busey and President and Chief Executive Officer of FirsTech and oversee the development and execution of the information technology operating strategies in support of First Busey’s business line growth goals, leveraging business synergies between First Busey and FirsTech.

There will not be any immediate changes to the compensation arrangements of Mr. Elliott, Ms. Miller or Mr. Plecki as a result of the modifications.

Mr. Elliott, age 39, was appointed Chief Financial Officer of First Busey effective on January 1, 2014.  Mr. Elliott had previously served as Director of the Business Banking Group of Busey Bank since November 2011.  Prior to that appointment, he had served as Director of Finance & Treasury since joining the organization in 2006.

Ms. Miller, age 57, was appointed Deputy Chief Financial Officer of First Busey effective January 1, 2014.  Ms. Miller had previously served as Director of Finance since joining the organization in 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	FIRST BUSEY CORPORATION

	By:	/s/ Van A. Dukeman
	Name:	Van A. Dukeman
	Title:	President & Chief Executive Officer